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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 18, 2007
                 Date of Earliest Event Reported: July 11, 2007


                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                   California
                 (State or Other Jurisdiction of Incorporation)


             1-11476                                 95-3977501
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    (Commission File Number)            (I.R.S.  Employer Identification No)


 13500 Evening Creek Drive, Suite 440, San Diego, California           92128
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         (Address of Principal Executive Offices)                   (Zip Code)


                                 (858) 391-3400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 5.02-DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

     Consistent with his desire to retire as an officer during 2007, effective July 13, 2007, Dr. James L. Ferris retired as President of World Waste Technologies, Inc. ("World Waste"). Mr. Matthew Lieb, WWT's Chief Operating Officer, will assume the duties that had been performed by Dr. Ferris. Dr. Ferris will continue to serve as a member of WWT's Board of Directors and may in the future provide WWT with consulting services.

ITEM 8.01 OTHER EVENTS

     World Waste held its annual meeting of shareholders in San Diego, California on July 11, 2007. At the meeting, each of World Waste's current directors, Mr. John Pimentel, Mr. Sam P. Cortez, Mr. David Gutacker, Mr. Ross M. Patten and Dr. James L. Ferris, was re re-elected. Shareholders ratified the appointment of Stonefield Josephson, Inc. as World Waste's independent auditors for 2007. Shareholders did not approve the proposals to amend World Waste's Articles of Incorporation to provide for an increase in the number of authorized shares, or to amend and restate of the Certificate of Determination for World Waste's Series A Preferred Stock to, among other things, provide increased anti-dilution protection to the holders of Series A Preferred Stock.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 18, 2007                     WORLD WASTE TECHNOLOGIES, INC.


                                        By: /s/ David Rane
                                            ---------------------------
                                            David Rane
                                            CHIEF FINANCIAL OFFICER


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